Exhibit 99.1

Microsemi Reports Third Quarter Results

•	Net Sales Increase 11% over Prior Quarter and 27% over Year Ago Quarter

•	Book-to-Bill Ratio 1.13

•	Pro Forma Net Income at a Record Level Increased 329% over Year-Ago Quarter

•	GAAP Net Income Increases 192% over Year-Ago Quarter

Irvine, CA – (BusinessWire) – July 22, 2004 - Microsemi Corporation (Nasdaq: MSCC) today reported results for its fiscal 2004 third quarter.

Net sales for the quarter ended June 27, 2004 were $64.1 million, up 11% from net sales of $57.7 million in the prior quarter, and up 27% from net sales of $50.5 million in the year-ago third quarter. Third quarter pro forma net income was a record $6.0 million, or $0.10 per share diluted, up 329% from $1.4 million and $0.02 per share diluted in the year-ago third quarter and up 46% from the $4.1 million and $0.07 per share diluted in the prior quarter. Pro forma gross margin was 37.4% in the third quarter, up 130 basis points from the prior quarter and up 510 basis points from the year-ago quarter.

Including amortization of acquisition related intangible assets, restructuring costs and other special charges and credits as reflected in the attached reconciliation of GAAP to Pro forma results, Microsemi reported GAAP earnings in the third quarter of $3.5 million or $0.06 per diluted share, up 192% from $1.2 million or $0.02 per diluted share in the year-ago quarter and up from the $1.1 million loss or $0.02 loss per diluted share in the prior quarter.

“We continue to grow our business in our high performance analog mixed signal and high reliability discrete markets and improve our gross margins significantly;” said James J. Peterson, President and CEO. He also stated, “These results again demonstrate the strength in our diversification in both products and markets.”

The book-to-bill ratio for the quarter was 1.13.

Business Outlook

Sequentially sales are expected to be up 5 to 7 percent. Pro forma earnings per share diluted for the fourth quarter are expected to be $0.11 to $0.12. GAAP based earnings, excluding restructuring-related costs related to our plant consolidations program, are expected to be $0.10 to $0.11 per share diluted, reflecting the recurring $0.2 million after tax charge for amortization of acquisition-related intangible costs. Sequentially, pro forma gross margin percentage is expected to increase 90 to 140 basis points.

About Microsemi

Microsemi is a leading designer, manufacturer and marketer of high performance analog and mixed-signal integrated circuits and high reliability discrete semiconductors. The company’s semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi’s products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves include implanted medical, military/aerospace and satellite, notebook computers and monitors, automotive and mobile connectivity applications.

More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

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PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI’S FUTURE RESULTS.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and expectations, all statements related to our plans, and all statements concerning future results are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as the possible adverse impact of difficulties regarding any of the following: the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, integrating operations or assets, closing or disposing of operations or assets, acquisitions of businesses or assets, rapidly changing technology and product obsolescence, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company’s products, risk of failure of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential adverse business or economic conditions or adverse changes in current or expected conditions, business disruptions, industry downturns, epidemics, disasters, wars or potential future effects of the tragic events of September 11, variations in customer order preferences, fluctuations in market prices of the company’s common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental matters, litigation or governmental or customer qualification of our products, manufacturing facilities and processes, difficulties in determining and maintaining adequate insurance coverage and uninsured risks, difficulties protecting patents and other proprietary rights, inventory obsolescence. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K or subsequent Forms 10-Q and 8-K filed by Microsemi with the SEC. Additional risk factors shall be identified from time to time in Microsemi’s future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

(Financial Tables Follow)

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Microsemi Reports Third Quarter Results / 3

MICROSEMI CORPORATION

Unaudited Consolidated Income Statements

(In thousands, except per share amounts)

	Quarter ended		Nine months ended
	June 29, 2003	June 27, 2004	June 29, 2003	June 27, 2004
NET SALES	$50,534	$64,130	$144,620	$176,820
Cost of sales	34,230	42,282	100,560	117,540

GROSS MARGIN	16,304	21,848	44,060	59,280

Operating expenses:
Selling, general and administrative	9,351	9,816	27,459	28,876
Research and development	4,974	5,250	14,762	15,362
Amortization of intangible assets	303	302	1,016	908
Restructuring charges	—	1,277	686	7,241
Gain on sales of assets, net	—	—	(2,393)	—

Total operating expenses	14,628	16,645	41,530	52,387

OPERATING INCOME	1,676	5,203	2,530	6,893

Interest and other income (expense), net	69	44	(96)	179

INCOME BEFORE INCOME TAXES	1,745	5,247	2,434	7,072

Provision for income taxes	576	1,732	803	2,334

Income before cumulative effect of a change in accounting principle	1,169	3,515	1,631	4,738
Cumulative effect of a change in accounting principle, net of income taxes	—	—	(14,655)	—

NET INCOME(LOSS)	$1,169	$3,515	$(13,024)	$4,738

Basic and Diluted earnings (loss) per share
Earnings before a change in accounting principle	$0.02	$0.06	$0.03	$0.08
Change in accounting principle	—	—	(0.25)	—

Earnings (loss) per share	$0.02	$0.06	$(0.22)	$0.08

Common and common equivalent shares outstanding:
Basic	57,910	59,483	57,862	58,529
Diluted	59,156	62,608	58,550	61,327

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Microsemi Reports Third Quarter Results / 4

MICROSEMI CORPORATION

Schedule Reconciling GAAP Earnings to Pro Forma Earnings

(in thousands)

	Quarter ended		Nine months ended
	June 29, 2003	June 27, 2004	June 29, 2003	June 27, 2004
GAAP NET INCOME (LOSS)	$1,169	$3,515	$(13,024)	$4,738

The pro forma amounts have been adjusted to exclude the following items:

Excluded from cost of sales
Non-recurring restructuring-related expenses	$—	$2,157	$1,770	$4,888

Excluded from operating expenses
Amortization of intangible assets	303	302	1,016	908
Cumulative effect of a change in accounting principle for goodwill	—	—	22,705	—
Gain on sales of assets, net	—	—	(2,393)	—
Impairment of long-lived asset	—	1,000	—	1,000
Restructuring related costs	—	277	686	6,241

	303	3,736	23,784	13,037
Income tax effect	100	1,232	8,406	4,302

Net effect of adjustments to GAAP net income	$203	$2,504	$15,378	$8,735

PRO FORMA NET INCOME	$1,372	$6,019	$2,354	$13,473

Schedule Reconciling Reported financial Ratios

	Quarter ended
	June 29, 2003	March 28, 2004	June 27, 2004
GAAP gross margin	32.3%	33.3%	34.1%
Effect of reconciling items on gross margin	—	2.8%	3.3%
Pro forma gross margin	32.3%	36.1%	37.4%

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), Microsemi uses a non-GAAP conforming, or pro forma measure of results that equals GAAP results adjusted to exclude certain costs, expenses and gains. Pro forma results give an indication of Microsemi’s baseline performance in regard to the operating results before gains, losses or other charges that are considered by management to be outside of the company’s core operating results. In addition, pro forma results is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. Microsemi computes pro forma results principally by adjusting GAAP results with the impact of acquisition-related charges, restructuring charges, and other non-recurring charges and credits.

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Microsemi Reports Third Quarter Results / 5

MICROSEMI CORPORATION

Pro Forma Consolidated Income Statements

(In thousands, except per share amounts)

	Quarter ended		Nine months ended
	June 29, 2003	June 27, 2004	June 29, 2003	June 27, 2004
NET SALES	$50,534	$64,130	$144,620	$176,820
Cost of sales	34,230	40,125	98,790	112,652

GROSS MARGIN	16,304	24,005	45,830	64,168

Operating expenses:
Selling, general and administrative	9,351	9,816	27,459	28,876
Research and development	4,974	5,250	14,762	15,362

Total operating expenses	14,325	15,066	42,221	44,238

OPERATING INCOME	1,979	8,939	3,609	19,930
Interest and other income (expense), net	69	44	(96)	179

INCOME BEFORE INCOME TAXES	2,048	8,983	3,513	20,109

Provision for income taxes	676	2,964	1,159	6,636

PRO FORMA NET INCOME	$1,372	$6,019	$2,354	$13,473

Pro Forma Earnings per share:
Basic	$0.02	$0.10	$0.04	$0.23
Diluted	$0.02	$0.10	$0.04	$0.22

Common and common equivalent shares outstanding:
Basic	57,910	59,483	57,862	58,529
Diluted	59,156	62,608	58,550	61,327

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Microsemi Reports Third Quarter Results / 6

MICROSEMI CORPORATION

Condensed Unaudited Consolidated Balance Sheets

(in thousands)

	September 28, 2003	June 27, 2004
ASSETS

Current Assets:
Cash and cash equivalents	$29,353	$41,160
Accounts receivable, net	28,866	33,837
Inventories	53,679	58,555
Deferred income taxes	5,239	5,239
Other current assets	1,234	2,906

Total current assets	118,371	141,697

Property and equipment, net	62,973	61,444
Deferred income taxes	10,162	10,162
Goodwill	3,258	3,258
Other intangible assets, net	6,622	5,714
Other assets	4,257	4,262

TOTAL ASSETS	$205,643	$226,537

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$31,203	$42,613
Long-term debt	449	406
Other long-term liabilities	4,131	3,940
Stockholders’ equity	169,860	179,578

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$205,643	$226,537

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